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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 10, 2003

NAVISTAR FINANCIAL SECURITIES CORPORATION
(Exact name of registrant as specified in its charter)

NAVISTAR FINANCIAL DEALER
NOTE MASTER TRUST
(Issuer with respect to the Certificates)

Delaware (State or Other Jurisdiction of Incorporation)	333-102345 333-32960 (Commission File Number)	36-3731520 (I.R.S. Employer Identification No.)
2850 W. Golf Road Rolling Meadows, Illinois 60008 (Address of Principal Executive Offices, including Zip Code)

(847) 734-4000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events

        On July 10, 2003, the Navistar Financial Dealer Note Master Trust issued a series of certificates designated the Floating Rate Dealer Note Asset Backed Certificates, Series 2003-1. The Series 2003-1 Certificates include two classes of Certificates: the Class A Certificates and the Class B Certificates. The principal characteristics of the Series 2003-1 Certificates are as follows:

Number of classes within Series 2003-1: Two
Class A Initial Invested Amount: $200,000,000
Class B Initial Invested Amount: $12,000,000
Total Initial Invested Amount: $212,000,000
Class A Certificate Rate: LIBOR + 0.30%
Class B Certificate Rate: LIBOR + 1.20%
Closing Date: July 10, 2003
Expected Principal Payment Date: June 26, 2006
Series Termination Date: June 25, 2009
Ordinary means of principal repayment: Accumulation Period
Accumulation Period Commencement Date: A date within nine months prior to the
    Expected Principal Payment Date, as determined by the Servicer
Primary source of credit enhancement for Class A Certificates: Subordination of Class B
    Certificates and Seller's Certificates
Primary source of credit enhancement for Class B Certificates: Subordination of Seller's Certificates
Subordination Percentage: 9.00% of Total Initial Invested Amount
Servicing Fee Percentage: 1.0%

        The terms of the Series 2003-1 Certificates and the definitions of capitalized terms may be found in the Series 2003-1 Supplement to the Pooling and Servicing Agreement and the Underwriting Agreement, each of which is attached as an exhibit to this report.

Item 7.    Financial Statements, Pro Forma Financial Statements and Exhibits

Exhibit No.	Description
Exhibit 1.1	Underwriting Agreement, dated as of June 30, 2003.
Exhibit 4.1	Series 2003-1 Supplement, dated as of July 10, 2003, to Pooling and Servicing Agreement.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR FINANCIAL SECURITIES CORPORATION, as Co-Registrant and as Seller on behalf of the NAVISTAR FINANCIAL DEALER NOTE MASTER TRUST, as Co-Registrant
Dated: July 10, 2003	By:	/s/ ANDREW J. CEDEROTH Andrew J. Cederoth
	Its:	Vice President and Treasurer

INDEX OF EXHIBITS

Exhibit No.	Exhibit
Exhibit 1.1	Underwriting Agreement, dated as of June 30, 2003.
Exhibit 4.1	Series 2003-1 Supplement, dated as of July 10, 2003, to Pooling and Servicing Agreement.

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SIGNATURES
INDEX OF EXHIBITS